CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 28, 2019
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ANNOUNCES RECORD 2018 ANNUAL NET INCOME AND SOLID FOURTH QUARTER RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $32.1 million, an increase of $18.5 million or 135% from the fourth quarter of 2017
▪	Annual net income available to common stockholders of $117.0 million, an increase of $41.7 million or 55% from 2017
▪	Diluted earnings per common share of $0.93 for the quarter, an increase of $0.48 per share or 107% from the fourth quarter of 2017
▪	Diluted earnings per common share of $3.52 for the year, an increase of $0.87 per share or 33% from 2017
▪	Return on average common equity of 9.88% for the quarter and 9.93% for the year
▪	Return on average tangible common equity (non-GAAP)(1) of 15.00% for the quarter and 14.79% for the year
▪	Efficiency ratio, fully tax-equivalent (non-GAAP)(2) of 59.37% for the quarter and 63.54% for the year
▪	Declared and paid a special dividend of $0.05 per common share in December 2018
▪	Announced agreement to acquire Blue Valley Ban Corp. on January 16, 2019

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income available to common stockholders (in millions)	$32.1	$13.7	$117.0	$75.2
Diluted earnings per common share	0.93	0.45	3.52	2.65

Return on average assets	1.12%	0.55%	1.09%	0.83%
Return on average common equity	9.88	5.50	9.93	8.63
Return on average tangible common equity (non-GAAP)(1)	15.00	7.60	14.79	11.45
Net interest margin	4.28	4.14	4.26	4.04
Net interest margin, fully tax-equivalent (non-GAAP)(3)	4.34	4.30	4.32	4.22
Efficiency ratio, fully tax-equivalent (non-GAAP)(2)	59.37	62.26	63.54	65.40

"Heartland had record earnings again in 2018. Net income available to common stockholders was $117.0 million, a 55 percent increase over 2017, and diluted earnings per common share increased 33 percent."

Lynn B. Fuller, executive operating chairman, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Non-GAAP measure-Efficiency Ratio" table included in this earnings release.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, January 28, 2019-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $32.1 million for the quarter ended December 31, 2018, compared to $13.7 million for the fourth quarter of 2017, which was an increase of $18.5 million or 135%. Earnings per diluted common share were $0.93 for the fourth quarter of 2018, which was an increase of $0.48 or 107% from $0.45 per diluted common share for the same quarter of 2017. Return on average common equity was 9.88% and return on average assets was 1.12% for the fourth quarter of 2018, compared to 5.50% and 0.55%, respectively, for the same quarter in 2017.
Net income available to common stockholders for the year 2018 was $117.0 million, an increase of $41.7 million or 55% from $75.2 million recorded for 2017. Earnings per diluted common share for the year ended December 31, 2018, were $3.52 compared to $2.65 per diluted common share for the year 2017, which was an increase of $0.87 or 33%. Return on average common equity was 9.93% and return on average assets was 1.09% for the year 2018, compared to 8.63% and 0.83%, respectively, for the same period in 2017.
Commenting on Heartland’s fourth quarter and annual results, Lynn B. Fuller, Heartland’s executive operating chairman, said, "Heartland had record earnings again in 2018. Net income available to common stockholders was $117.0 million, a 55 percent increase over 2017, and diluted earnings per common share increased 33 percent."
During the fourth quarter of 2018, Heartland entered into an agreement to sell the loan portfolios of its consumer finance subsidiaries, Citizens Finance Co. and Citizens Finance of Illinois Co. (collectively, "Citizens"). The loan portfolios had a fair value of $67.2 million and were classified as held for sale as of December 31, 2018. The transaction closed on January 11, 2019.
Heartland continued its branch optimization strategy in the fourth quarter of 2018 with the announcement of two branch sales, which resulted in the reclassification of $13.7 million of loans and $50.6 million of deposits as held for sale. These transactions, in addition to the branch sale announced in the third quarter of 2018, are expected to close in the first half of 2019.
During the fourth quarter of 2018, Heartland entered into arrangements to fully outsource its legacy residential mortgage lending business and has partnered with third party providers to offer residential mortgage loans to customers in many of its markets. PrimeWest Mortgage Corporation, a wholly-owned subsidiary of First Bank & Trust, continues to provide mortgage loans to customers in Texas and has expanded to serve other customers in Heartland's Southwestern markets.
Bruce K. Lee, Heartland's president and chief executive officer, stated, "The decisions to exit the consumer finance business and alter our approach to providing residential mortgage loans were in response to changes in the competitive landscape in these markets. These actions, in addition to our branch optimization strategy, will allow us to focus our resources in areas with higher growth and earnings potential."
On January 16, 2019, Heartland entered into a definitive merger agreement to acquire Blue Valley Ban Corp., and its wholly-owned subsidiary, Bank of Blue Valley, headquartered in Overland Park, Kansas. As of the announcement date, the transaction, in which all of the issued and outstanding shares of the Bank of Blue Valley stock will be exchanged for shares of Heartland common stock, was valued at approximately $93.9 million. Simultaneous with the closing of the transaction, Bank of Blue Valley will merge into Heartland's Kansas-based subsidiary, Morrill & Janes Bank and Trust Company, and the combined entity will operate as Bank of Blue Valley. The transaction is subject to certain potential adjustments and customary closing conditions. The transaction is expected to close in the second quarter of 2019 with a systems conversion planned for the third quarter of 2019. As of September 30, 2018, Bank of Blue Valley had total assets of approximately $725 million, which included approximately $527 million of net loans outstanding, and approximately $608 million of deposits.
Net Interest Margin Increases from Fourth Quarter 2017
Net interest margin, expressed as a percentage of average earning assets, was 4.28% (4.34% on a fully tax-equivalent basis) during the fourth quarter of 2018, compared to 4.32% (4.38% on a fully tax-equivalent basis) during the third quarter of 2018 and 4.14% (4.30% on a fully tax-equivalent basis) during the fourth quarter of 2017.
Lee said, “During this recent period of rising interest rates, we were pleased to see our net interest margin on a fully tax-equivalent basis remain strong at 4.34% for the quarter and 4.32% for the year."
Interest income for the fourth quarter of 2018 was $126.3 million, an increase of $24.2 million or 24%, compared to the $102.1 million recorded in the fourth quarter of 2017. The tax-equivalent adjustment, which accounts for income taxes saved on the interest earned on nontaxable securities and loans, was $1.6 million for the fourth quarter of 2018 and $3.6 million for the fourth quarter of 2017. With these adjustments, interest income on a tax-equivalent basis was $127.9 million for the fourth quarter of 2018, an increase of $22.2 million or 21%, compared to $105.6 million for the fourth quarter of 2017. The increase in interest income on a tax-equivalent basis was primarily due to the increase in average earning assets and the recent increases in market interest rates. Average earning assets totaled $10.23 billion during the fourth quarter of 2018 compared to $8.89 billion during the fourth quarter of 2017, which was a $1.33 billion or 15% increase. The average rate on earning assets increased 25 basis points to 4.96% for the fourth quarter of 2018 compared to 4.71% for the same quarter in 2017.
Interest expense for the fourth quarter of 2018 was $16.0 million, an increase of $6.8 million or 74% from $9.2 million in the fourth quarter of 2017. Average interest bearing deposits for the quarter ended December 31, 2018, totaled $6.16 billion, an increase of $953.1 million or 18% from $5.21 billion in the same quarter in 2017. The average interest rate paid on Heartland's interest bearing deposits increased 36 basis points to 0.76% for the fourth quarter of 2018 compared to 0.40% for the same quarter of 2017. Heartland's average borrowings decreased $59.7 million or 13% to $397.5 million for the fourth quarter of 2018 compared to $457.2 million for the fourth quarter of 2017. The average rate paid on Heartland's average borrowings was 4.19% and 3.38% for the fourth quarter of 2018 and 2017, respectively. The increase of 32 basis points in the average interest rate paid on Heartland's interest bearing liabilities was primarily due to recent increases in market interest rates.
Net interest income increased $17.4 million or 19% to $110.3 million in the fourth quarter of 2018 from the $92.9 million recorded in the fourth quarter of 2017. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $111.8 million during the fourth quarter of 2018, an increase of $15.4 million or 16% from the $96.4 million recorded during the fourth quarter of 2017.
Noninterest Income and Noninterest Expenses Increase from Fourth Quarter 2017
Noninterest income totaled $27.0 million during the fourth quarter of 2018 compared to $25.5 million during the fourth quarter of 2017, an increase of $1.5 million or 6%. Service charges and fees totaled $13.7 million during the fourth quarter of 2018 compared to $9.9 million during the fourth quarter of 2017, an increase of $3.8 million or 38%. Service charges related to credit card income totaled $3.5 million for the fourth quarter of 2018, an increase of $1.5 million or 76% from $2.0 million for the fourth quarter of 2017. The remainder of the increase was primarily attributable to a larger customer base as a result of recent acquisitions. Securities gains, net, totaled $48,000 for the fourth quarter of 2018 compared to $1.4 million for the same quarter of 2017, which was a decrease of $1.4 million or 97%. Gains on sale of loans held for sale totaled $3.2 million during the fourth quarter of 2018 compared to $4.3 million during the fourth quarter of 2017, a decrease of $1.1 million or 26%.
For the fourth quarter of 2018, noninterest expenses totaled $88.8 million compared to $77.9 million during the fourth quarter of 2017, an increase of $10.9 million or 14%. Salaries and employee benefits totaled $46.7 million for the fourth quarter of 2018, which was an increase of $3.4 million or 8% from $43.3 million for the fourth quarter of 2017. Full time equivalent employees totaled 2,045 as of December 31, 2018, compared to 2,008 as of December 31, 2017. Other noninterest expenses increased $5.3 million or 50% to $15.9 million for the fourth quarter of 2018 compared to $10.6 million for the fourth quarter of 2017. Included in other noninterest expenses for the fourth quarter of 2018 were $3.9 million of write-downs on partnership investments that qualify for tax credits.
Heartland's effective tax rate was 17.22% for the fourth quarter of 2018 compared to 61.13% for the fourth quarter of 2017. Exclusive of the increase to income tax expense of $10.4 million recorded as a result of the passage of the Tax Cuts and Jobs Act in December 2017, Heartland's effective tax rate was 31.58% for the fourth quarter of 2017. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $307,000 during both the fourth quarter of 2018 and 2017. Additionally, Heartland's income tax calculation included solar energy tax credits of $2.6 million and $179,000 for the fourth quarter of 2018 and 2017, respectively.
Loans and Deposits Increase Since December 31, 2017
Total assets were $11.41 billion at December 31, 2018, an increase of $1.60 billion or 16% from $9.81 billion at year-end 2017. Excluding $427.1 million of assets acquired at fair value in the Signature Bancshares, Inc. ("Signature") transaction and $1.12 billion of assets acquired at fair value in the First Bank Lubbock Bancshares, Inc. ("FBLB") transaction, total assets increased $52.8 million or 1% since December 31, 2017. Securities represented 24% of total assets at December 31, 2018, compared to 25% at December 31, 2017.
Total loans held to maturity were $7.41 billion at December 31, 2018, compared to $6.39 billion at year-end 2017, an increase of $1.02 billion or 16%. Excluding $96.0 million of loans that were classified as held for sale in conjunction with the pending branch sales and the Citizens transaction and $1.01 billion of loans acquired in 2018, total loans held to maturity increased $106.7 million or 2% since year-end 2017.
Total deposits were $9.40 billion as of December 31, 2018, compared to $8.15 billion at year-end 2017, an increase of $1.25 billion or 15%. This increase included $1.25 billion of deposits, at fair value, acquired in the Signature and FBLB transactions. As of December 31, 2018, Heartland had $106.4 million of deposits classified as held for sale in conjunction with the pending branch sales. Exclusive of these transactions, total deposits increased $104.8 million or 1% since year-end 2017.
Demand deposits totaled $3.26 billion at December 31, 2018, an increase of $281.6 million or 9% from $2.98 billion at year-end 2017. Excluding $299.0 million of demand deposits acquired in 2018 and $25.5 million of demand deposits classified as held for sale, demand deposits increased $8.1 million or less than 1% since December 31, 2017.
Savings deposits increased $867.6 million or 20% to $5.11 billion at December 31, 2018 from $4.24 billion at year-end 2017. Excluding $619.0 million of savings deposits acquired in 2018 and $70.1 million of savings deposits classified as held for sale, savings deposits increased $318.7 million or 8% since year-end 2017.
Time deposits totaled $1.02 billion at December 31, 2018, which was an increase of $100.3 million or 11% from $923.5 billion at December 31, 2017. Excluding $333.1 million of time deposits acquired in 2018 and $10.9 million of time deposits classified as held for sale, time deposits decreased $222.0 million or 24% since December 31, 2017.
Nonperforming Assets and Provision for Loan Losses Increase Since December 31, 2017
Nonperforming assets were $79.3 million at December 31, 2018, compared to $74.6 million at December 31, 2017. Exclusive of $10.4 million of nonperforming assets, at fair value, acquired in 2018, nonperforming assets decreased $5.8 million or 8% since year-end 2017. Nonperforming loans were $72.7 million or 0.98% of total loans at December 31, 2018, compared to $63.4 million or 0.99% of total loans at December 31, 2017.
The allowance for loan losses at December 31, 2018, was 0.84% of loans and 85.27% of nonperforming loans compared to 0.87% of loans and 87.82% of nonperforming loans at December 31, 2017. The provision for loan losses was $9.7 million and $5.3 million for the fourth quarter of 2018 and 2017, respectively. The increased provision expense in the fourth quarter of 2018 significantly impacted Heartland's net income for the quarter. The increase was primarily due to two impaired commercial loans from acquired portfolios totaling $5.8 million for which provision expense of $4.0 million was required. Net charge-offs for the fourth quarter of 2018 totaled $8.9 million compared to $4.5 million for the fourth quarter of 2017, which was an increase of $4.4 million or 97%. The Citizens' loan portfolios were required to be recorded at fair value due to the held for sale classification, which resulted in a charge-off of $3.1 million in the fourth quarter of 2018.
Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until January 27, 2020, by logging on to www.htlf.com.
About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $11.4 billion. The company provides banking, mortgage, private client, investment and insurance services to individuals and businesses. Heartland currently has 121 banking locations serving 89 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.
Safe Harbor Statement
This press release, and future oral and written statements of Heartland and its management, may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from the projected results in Heartland's forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, consist of the following: (i) the strength of the national economy and the economies of local communities in which Heartland conducts business; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal banking laws and regulations and governmental policies relating to financial institutions; (iv) changes in interest rates and prepayment rates of Heartland's assets; (v) increased competition in the financial services sector and the inability of Heartland to attract new customers; (vi) changes in technology and Heartland's ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving Heartland; and (xi) changes in accounting policies and practices. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest Income
Interest and fees on loans	$105,700	$86,108	$393,871	$304,006
Interest on securities:
Taxable	15,851	11,119	54,131	38,365
Nontaxable	3,467	4,401	14,120	19,698
Interest on federal funds sold	—	5	—	42
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	1,285	435	3,698	1,547
Total Interest Income	126,303	102,068	465,820	363,658
Interest Expense
Interest on deposits	11,826	5,313	35,667	18,279
Interest on short-term borrowings	417	180	1,696	678
Interest on other borrowings	3,777	3,719	14,503	14,393
Total Interest Expense	16,020	9,212	51,866	33,350
Net Interest Income	110,283	92,856	413,954	330,308
Provision for loan losses	9,681	5,328	24,013	15,563
Net Interest Income After Provision for Loan Losses	100,602	87,528	389,941	314,745
Noninterest Income
Service charges and fees	13,660	9,892	48,706	39,183
Loan servicing income	2,061	1,400	7,292	5,636
Trust fees	4,599	4,336	18,393	15,818
Brokerage and insurance commissions	1,618	1,071	4,513	4,033
Securities gains/(losses), net	48	1,420	1,085	6,973
Unrealized gain/(loss) on equity securities, net	115	—	212	—
Gains on sale of loans held for sale	3,189	4,290	21,450	22,251
Valuation adjustment on servicing rights	(58)	(8)	(46)	21
Income on bank owned life insurance	587	733	2,793	2,772
Other noninterest income	1,226	2,394	4,762	5,335
Total Noninterest Income	27,045	25,528	109,160	102,022
Noninterest Expense
Salaries and employee benefits	46,729	43,289	196,118	171,407
Occupancy	6,622	5,892	25,328	22,244
Furniture and equipment	3,126	3,148	12,529	11,061
Professional fees	9,723	8,537	39,811	32,879
FDIC insurance assessments	907	985	3,699	3,595
Advertising	2,726	2,088	9,565	7,229
Core deposit intangibles and customer relationship intangibles amortization	2,592	1,825	9,355	6,077
Other real estate and loan collection expenses	574	687	3,038	2,461
(Gain)/loss on sales/valuations of assets, net	(35)	833	2,208	2,475
Restructuring expenses	—	—	2,564	—
Other noninterest expenses	15,857	10,594	49,673	38,247
Total Noninterest Expense	88,821	77,878	353,888	297,675
Income Before Income Taxes	38,826	35,178	145,213	119,092
Income taxes	6,685	21,506	28,215	43,820
Net Income	32,141	13,672	116,998	75,272
Preferred dividends	—	(13)	(39)	(58)
Interest expense on convertible debt	—	—	—	12
Net Income Available to Common Stockholders	$32,141	$13,659	$116,959	$75,226
Earnings per common share-diluted	$0.93	$0.45	$3.52	$2.65
Weighted average shares outstanding-diluted	34,670,180	30,209,043	33,213,148	28,425,652

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Interest Income
Interest and fees on loans	$105,700	$105,733	$96,787	$85,651	$86,108
Interest on securities:
Taxable	15,851	14,433	12,270	11,577	11,119
Nontaxable	3,467	3,490	3,584	3,579	4,401
Interest on federal funds sold	—	—	—	—	5
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	1,285	1,238	768	407	435
Total Interest Income	126,303	124,894	113,409	101,214	102,068
Interest Expense
Interest on deposits	11,826	10,092	7,983	5,766	5,313
Interest on short-term borrowings	417	464	547	268	180
Interest on other borrowings	3,777	3,660	3,470	3,596	3,719
Total Interest Expense	16,020	14,216	12,000	9,630	9,212
Net Interest Income	110,283	110,678	101,409	91,584	92,856
Provision for loan losses	9,681	5,238	4,831	4,263	5,328
Net Interest Income After Provision for Loan Losses	100,602	105,440	96,578	87,321	87,528
Noninterest Income
Service charges and fees	13,660	12,895	12,072	10,079	9,892
Loan servicing income	2,061	1,670	1,807	1,754	1,400
Trust fees	4,599	4,499	4,615	4,680	4,336
Brokerage and insurance commissions	1,618	1,111	877	907	1,071
Securities gains/(losses), net	48	(145)	(259)	1,441	1,420
Unrealized gain/(loss) on equity securities, net	115	54	71	(28)	—
Net gains on sale of loans held for sale	3,189	7,410	6,800	4,051	4,290
Valuation adjustment on servicing rights	(58)	230	(216)	(2)	(8)
Income on bank owned life insurance	587	892	700	614	733
Other noninterest income	1,226	1,149	1,167	1,220	2,394
Total Noninterest Income	27,045	29,765	27,634	24,716	25,528
Noninterest Expense
Salaries and employee benefits	46,729	49,921	50,758	48,710	43,289
Occupancy	6,622	6,348	6,315	6,043	5,892
Furniture and equipment	3,126	3,470	3,184	2,749	3,148
Professional fees	9,723	11,681	9,948	8,459	8,537
FDIC insurance assessments	907	1,119	684	989	985
Advertising	2,726	2,754	2,145	1,940	2,088
Core deposit intangibles and customer relationship intangibles amortization	2,592	2,626	2,274	1,863	1,825
Other real estate and loan collection expenses	574	784	948	732	687
(Gain)/loss on sales/valuations of assets, net	(35)	912	1,528	(197)	833
Restructuring expenses	—	—	—	2,564	—
Other noninterest expenses	15,857	12,924	11,098	9,794	10,594
Total Noninterest Expense	88,821	92,539	88,882	83,646	77,878
Income Before Income Taxes	38,826	42,666	35,330	28,391	35,178
Income taxes	6,685	8,956	7,451	5,123	21,506
Net Income	32,141	33,710	27,879	23,268	13,672
Preferred dividends	—	(13)	(13)	(13)	(13)
Interest expense on convertible debt	—	—	—	—	—
Net Income Available to Common Stockholders	$32,141	$33,697	$27,866	$23,255	$13,659
Earnings per common share-diluted	$0.93	$0.97	$0.85	$0.76	$0.45
Weighted average shares outstanding-diluted	34,670,180	34,644,187	32,830,751	30,645,212	30,209,043

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Assets
Cash and due from banks	$223,135	$196,847	$193,069	$143,071	$168,723
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	50,495	240,528	194,937	123,275	27,280
Cash and cash equivalents	273,630	437,375	388,006	266,346	196,003
Time deposits in other financial institutions	4,672	5,836	6,803	6,297	9,820
Securities:
Carried at fair value	2,450,709	2,274,215	2,197,117	2,027,665	2,216,753
Held to maturity, at cost	236,283	239,908	244,271	249,766	253,550
Other investments, at cost	28,396	26,656	26,725	22,982	22,563
Loans held for sale	119,801	77,727	55,684	24,376	44,560
Loans:
Held to maturity	7,407,697	7,365,493	7,477,697	6,746,015	6,391,464
Allowance for loan losses	(61,963)	(61,221)	(61,324)	(58,656)	(55,686)
Loans, net	7,345,734	7,304,272	7,416,373	6,687,359	6,335,778
Premises, furniture and equipment, net	194,676	198,224	199,959	172,862	174,301
Goodwill	391,668	391,668	391,668	270,305	236,615
Core deposit intangibles and customer relationship intangibles, net	47,479	50,071	52,698	41,063	35,203
Servicing rights, net	31,072	32,039	31,996	25,471	25,857
Cash surrender value on life insurance	162,892	162,216	159,302	143,444	142,818
Other real estate, net	6,153	11,908	11,074	11,801	10,777
Other assets	114,841	123,017	120,244	106,126	106,141
Total Assets	$11,408,006	$11,335,132	$11,301,920	$10,055,863	$9,810,739
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,264,737	$3,427,819	$3,399,598	$3,094,457	$2,983,128
Savings	5,107,962	4,958,430	4,864,773	4,536,106	4,240,328
Time	1,023,730	1,125,914	1,224,773	910,977	923,453
Total deposits	9,396,429	9,512,163	9,489,144	8,541,540	8,146,909
Deposits held for sale	106,409	50,312	—	—	—
Short-term borrowings	227,010	131,139	229,890	131,240	324,691
Other borrowings	274,905	277,563	258,708	276,118	285,011
Accrued expenses and other liabilities	78,078	83,562	68,431	55,460	62,671
Total Liabilities	10,082,831	10,054,739	10,046,173	9,004,358	8,819,282
Stockholders' Equity
Preferred equity	—	—	938	938	938
Common stockholders' equity	1,325,175	1,280,393	1,254,809	1,050,567	990,519
Total Equity	1,325,175	1,280,393	1,255,747	1,051,505	991,457
Total Liabilities and Equity	$11,408,006	$11,335,132	$11,301,920	$10,055,863	$9,810,739

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Average Balances
Assets	$11,371,247	$9,807,621	$10,772,297	$9,009,625
Loans, net of unearned	7,436,497	6,343,923	7,140,239	5,847,061
Deposits	9,596,807	8,293,006	9,104,278	7,590,232
Earning assets	10,225,409	8,891,432	9,718,106	8,181,914
Interest bearing liabilities	6,557,185	5,663,816	6,253,586	5,426,725
Common stockholders' equity	1,290,691	986,026	1,177,346	871,683
Total stockholders' equity	1,290,691	986,964	1,177,955	872,707
Tangible common stockholders' equity(1)	849,851	713,018	790,788	657,020

Key Performance Ratios
Annualized return on average assets	1.12%	0.55%	1.09%	0.83%
Annualized return on average common equity (GAAP)	9.88%	5.50%	9.93%	8.63%
Annualized return on average tangible common equity (non-GAAP)(2)	15.00%	7.60%	14.79%	11.45%
Annualized ratio of net charge-offs to average loans	0.48%	0.28%	0.25%	0.24%
Annualized net interest margin (GAAP)	4.28%	4.14%	4.26%	4.04%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.34%	4.30%	4.32%	4.22%
Efficiency ratio, fully tax-equivalent (4)	59.37%	62.26%	63.54%	65.40%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$32,141	$13,659	$116,959	$75,226

Average common stockholders' equity (GAAP)	$1,290,691	$986,026	$1,177,346	$871,683
Less average goodwill	391,668	236,615	340,352	184,554
Less average core deposit intangibles and customer relationship intangibles, net	49,172	36,393	46,206	30,109
Average tangible common equity (non-GAAP)	$849,851	$713,018	$790,788	$657,020
Annualized return on average common equity (GAAP)	9.88%	5.50%	9.93%	8.63%
Annualized return on average tangible common equity (non-GAAP)	15.00%	7.60%	14.79%	11.45%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$110,283	$92,856	$413,954	$330,308
Plus tax-equivalent adjustment(7)	1,565	3,558	6,228	15,139
Net interest income - tax-equivalent (non-GAAP)	$111,848	$96,414	$420,182	$345,447

Average earning assets	$10,225,409	$8,891,432	$9,718,106	$8,181,914

Annualized net interest margin (GAAP)	4.28%	4.14%	4.26%	4.04%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.34%	4.30%	4.32%	4.22%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Average Balances
Assets	$11,371,247	$11,291,289	$10,643,306	$9,759,936	$9,807,621
Loans, net of unearned	7,436,497	7,462,176	7,123,182	6,525,553	6,343,923
Deposits	9,596,807	9,530,743	9,018,945	8,251,140	8,293,006
Earning assets	10,225,409	10,154,591	9,614,800	8,857,801	8,891,432
Interest bearing liabilities	6,557,185	6,544,949	6,205,187	5,694,337	5,663,816
Common stockholders' equity	1,290,691	1,263,226	1,139,876	1,011,580	986,026
Total stockholders' equity	1,290,691	1,263,795	1,140,814	1,012,518	986,964
Tangible common stockholders' equity(1)	849,851	819,966	767,732	723,898	713,018

Key Performance Ratios
Annualized return on average assets	1.12%	1.18%	1.05%	0.97%	0.55%
Annualized return on average common equity (GAAP)	9.88%	10.58%	9.81%	9.32%	5.50%
Annualized return on average tangible common equity (non-GAAP)(2)	15.00%	16.30%	14.56%	13.03%	7.60%
Annualized ratio of net charge-offs to average loans	0.48%	0.28%	0.12%	0.08%	0.28%
Annualized net interest margin (GAAP)	4.28%	4.32%	4.23%	4.19%	4.14%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.34%	4.38%	4.30%	4.26%	4.30%
Efficiency ratio, fully tax-equivalent(4)	59.37%	62.40%	65.04%	68.21%	62.26%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$32,141	$33,697	$27,866	$23,255	$13,659

Average common stockholders' equity (GAAP)	$1,290,691	$1,263,226	$1,139,876	$1,011,580	$986,026
Less average goodwill	391,668	391,668	325,781	250,172	236,615
Less average core deposit intangibles and customer relationship intangibles, net	49,172	51,592	46,363	37,510	36,393
Average tangible common equity (non-GAAP)	$849,851	$819,966	$767,732	$723,898	$713,018
Annualized return on average common equity (GAAP)	9.88%	10.58%	9.81%	9.32%	5.50%
Annualized return on average tangible common equity (non-GAAP)	15.00%	16.30%	14.56%	13.03%	7.60%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$110,283	$110,678	$101,409	$91,584	$92,856
Plus tax-equivalent adjustment(7)	1,565	1,544	1,575	1,544	3,558
Net interest income, fully tax-equivalent (non-GAAP)	$111,848	$112,222	$102,984	$93,128	$96,414

Average earning assets	$10,225,409	$10,154,591	$9,614,800	$8,857,801	$8,891,432

Annualized net interest margin (GAAP)	4.28%	4.32%	4.23%	4.19%	4.14%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.34%	4.38%	4.30%	4.26%	4.30%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended		For the Year Ended
		December 31,		December 31,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)		2018	2017	2018	2017
Net interest income		$110,283	$92,856	$413,954	$330,308
Tax-equivalent adjustment(2)		1,565	3,558	6,228	15,139
Fully tax-equivalent net interest income		111,848	96,414	420,182	345,447
Noninterest income		27,045	25,528	109,160	102,022
Securities gains, net		(48)	(1,420)	(1,085)	(6,973)
Unrealized gain/loss on equity securities, net		(115)	—	(212)	—
Gain on extinguishment of debt		—	(1,280)	—	(1,280)
Adjusted income		$138,730	$119,242	$528,045	$439,216

Total noninterest expenses		$88,821	$77,878	$353,888	$297,675
Less:
Core deposit intangibles and customer relationship intangibles amortization		2,592	1,825	9,355	6,077
Partnership investment in tax credit projects		3,895	984	4,233	1,860
(Gain)/loss on sales/valuations of assets, net		(35)	833	2,208	2,475
Restructuring expenses		—	—	2,564	—
Adjusted noninterest expenses		$82,369	$74,236	$335,528	$287,263

Efficiency ratio, fully tax-equivalent (non-GAAP)		59.37%	62.26%	63.54%	65.40%

Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	For the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Net interest income	$110,283	$110,678	$101,409	$91,584	$92,856
Tax-equivalent adjustment(2)	1,565	1,544	1,575	1,544	3,558
Fully tax-equivalent net interest income	111,848	112,222	102,984	93,128	96,414
Noninterest income	27,045	29,765	27,634	24,716	25,528
Securities (gains)/losses, net	(48)	145	259	(1,441)	(1,420)
Unrealized (gain)/loss on equity securities, net	(115)	(54)	(71)	28	—
Gain on extinguishment of debt	—	—	—	—	(1,280)
Adjusted income	$138,730	$142,078	$130,806	$116,431	$119,242

Total noninterest expenses	$88,821	$92,539	$88,882	$83,646	$77,878
Less:
Core deposit intangibles and customer relationship intangibles amortization	2,592	2,626	2,274	1,863	1,825
Partnership investment in tax credit projects	3,895	338	—	—	984
(Gain)/loss on sales/valuation of assets, net	(35)	912	1,528	(197)	833
Restructuring expenses	—	—	—	2,564	—
Adjusted noninterest expenses	$82,369	$88,663	$85,080	$79,416	$74,236

Efficiency ratio, fully tax-equivalent (non-GAAP)	59.37%	62.40%	65.04%	68.21%	62.26%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Common Share Data
Book value per common share	$38.44	$37.14	$36.44	$33.81	$33.07
Tangible book value per common share (non-GAAP)(1)	$25.70	$24.33	$23.53	$23.79	$23.99
Common shares outstanding, net of treasury stock	34,477,499	34,473,029	34,438,445	31,068,239	29,953,356
Tangible common equity ratio (non-GAAP)(2)	8.08%	7.70%	7.46%	7.59%	7.53%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$1,325,175	$1,280,393	$1,254,809	$1,050,567	$990,518
Less goodwill	391,668	391,668	391,668	270,305	236,615
Less core deposit intangibles and customer relationship intangibles, net	47,479	50,071	52,698	41,063	35,203
Tangible common stockholders' equity (non-GAAP)	$886,028	$838,654	$810,443	$739,199	$718,700

Common shares outstanding, net of treasury stock	34,477,499	34,473,029	34,438,445	31,068,239	29,953,356
Common stockholders' equity (book value) per share (GAAP)	$38.44	$37.14	$36.44	$33.81	$33.07
Tangible book value per common share (non-GAAP)	$25.70	$24.33	$23.53	$23.79	$23.99

Reconciliation of Tangible Common Equity Ratio (non-GAAP)(4)
Total assets (GAAP)	$11,408,006	$11,335,132	$11,301,920	$10,055,863	$9,810,739
Less goodwill	391,668	391,668	391,668	270,305	236,615
Less core deposit intangibles and customer relationship intangibles, net	47,479	50,071	52,698	41,063	35,203
Total tangible assets (non-GAAP)	$10,968,859	$10,893,393	$10,857,554	$9,744,495	$9,538,921
Tangible common equity ratio (non-GAAP)	8.08%	7.70%	7.46%	7.59%	7.53%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$5,731,712	$5,610,953	$5,721,138	$5,129,777	$4,809,875
Residential mortgage	673,603	676,941	683,051	624,725	624,279
Agricultural and agricultural real estate	565,408	574,048	562,353	518,386	511,588
Consumer	440,158	506,181	512,899	474,929	447,484
Unearned discount and deferred loan fees	(3,184)	(2,630)	(1,744)	(1,802)	(1,762)
Total loans held to maturity	$7,407,697	$7,365,493	$7,477,697	$6,746,015	$6,391,464

Other Selected Trend Information
Effective tax rate	17.22%	20.99%	21.09%	18.04%	61.13%
Full time equivalent employees	2,045	2,124	2,216	2,022	2,008
Total residential mortgage loan applications	$107,892	$298,602	$341,978	$234,825	$232,946
Residential mortgage loans originated	$124,600	$262,821	$225,563	$149,768	$185,580
Residential mortgage loans sold	$126,180	$238,684	$201,818	$127,963	$168,527
Residential mortgage loan servicing portfolio	$4,095,025	$4,156,921	$4,158,107	$3,535,988	$3,558,090

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Allowance for Loan Losses
Balance, beginning of period	$61,221	$61,324	$58,656	$55,686	$54,885
Provision for loan losses	9,681	5,238	4,831	4,263	5,328
Charge-offs	(9,777)	(6,120)	(3,164)	(2,224)	(5,628)
Recoveries	838	779	1,001	931	1,101
Balance, end of period	$61,963	$61,221	$61,324	$58,656	$55,686

Asset Quality
Nonaccrual loans	$71,943	$73,060	$69,376	$64,806	$62,581
Loans past due ninety days or more as to interest or principal payments	726	154	54	22	830
Other real estate owned	6,153	11,908	11,074	11,801	10,777
Other repossessed assets	459	495	499	423	411
Total nonperforming assets	$79,281	$85,617	$81,003	$77,052	$74,599

Performing troubled debt restructured loans	$4,026	$4,180	$4,012	$3,206	$6,617

Nonperforming Assets Activity
Balance, beginning of period	$85,617	$81,003	$77,052	$74,599	$79,803
Net loan charge offs	(8,939)	(5,341)	(2,163)	(1,293)	(4,527)
New nonperforming loans	17,332	16,965	16,254	8,546	9,911
Acquired nonperforming assets	—	—	7,973	2,459	—
Reduction of nonperforming loans(1)	(6,065)	(5,085)	(15,696)	(6,549)	(7,177)
OREO/Repossessed assets sales proceeds	(8,390)	(1,064)	(1,541)	(657)	(2,917)
OREO/Repossessed assets writedowns, net	(230)	(886)	(993)	(16)	(146)
Net activity at Citizens Finance Co.	(44)	25	117	(37)	(348)
Balance, end of period	$79,281	$85,617	$81,003	$77,052	$74,599

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.98%	0.99%	0.93%	0.96%	0.99%
Ratio of nonperforming assets to total assets	0.69%	0.76%	0.72%	0.77%	0.76%
Annualized ratio of net loan charge-offs to average loans	0.48%	0.28%	0.12%	0.08%	0.28%
Allowance for loan losses as a percent of loans	0.84%	0.83%	0.82%	0.87%	0.87%
Allowance for loan losses as a percent of nonperforming loans	85.27%	83.62%	88.32%	90.48%	87.82%
Loans delinquent 30-89 days as a percent of total loans	0.21%	0.62%	0.30%	0.21%	0.27%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,184,096	$15,851	2.88%	$1,881,708	$11,119	2.34%
Nontaxable(1)	427,332	4,388	4.07	555,390	6,771	4.84
Total securities	2,611,428	20,239	3.07	2,437,098	17,890	2.91
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	238,087	1,285	2.14	162,325	435	1.06
Federal funds sold	309	—	—	3,106	5	0.64
Loans:(2)
Commercial and commercial real estate(1)	5,644,475	77,822	5.47	4,725,572	59,370	4.98
Residential mortgage	704,012	8,682	4.89	658,563	9,750	5.87
Agricultural and agricultural real estate(1)	568,904	7,752	5.41	515,426	6,115	4.71
Consumer	519,106	9,355	7.15	444,362	9,820	8.77
Fees on loans	—	2,733	—	—	2,241	—
Less: allowance for loan losses	(60,912)	—	—	(55,020)	—	—
Net loans	7,375,585	106,344	5.72	6,288,903	87,296	5.51
Total earning assets	10,225,409	127,868	4.96%	8,891,432	105,626	4.71%
Nonearning Assets	1,145,838			916,189
Total Assets	$11,371,247			$9,807,621
Interest Bearing Liabilities(3)
Savings	$5,071,573	$8,817	0.69%	$4,244,711	$3,335	0.31%
Time, $100,000 and over	558,957	1,568	1.11	399,331	777	0.77
Other time deposits	529,165	1,441	1.08	562,595	1,201	0.85
Short-term borrowings	121,053	417	1.37	161,959	180	0.44
Other borrowings	276,437	3,777	5.42	295,220	3,719	5.00
Total interest bearing liabilities	6,557,185	16,020	0.97%	5,663,816	9,212	0.65%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,437,112			3,086,369
Accrued interest and other liabilities	86,259			70,472
Total noninterest bearing liabilities	3,523,371			3,156,841
Stockholders' Equity	1,290,691			986,964
Total Liabilities and Stockholders' Equity	$11,371,247			$9,807,621
Net interest income, fully tax-equivalent (non-GAAP)(1)		$111,848			$96,414
Net interest spread(1)			3.99%			4.06%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(4)			4.34%			4.30%
Interest bearing liabilities to earning assets	64.13%			63.70%
Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(4)
Net interest income, fully tax-equivalent (non-GAAP)		$111,848			$96,414
Adjustments for tax-equivalent interest(1)		(1,565)			(3,558)
Net interest income (GAAP)		$110,283			$92,856

Average earning assets	$10,225,409			$8,891,432
Annualized net interest margin (GAAP)			4.28%			4.14%
Annualized net interest margin, fully tax-equivalent (non-GAAP)			4.34%			4.30%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.
(4) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,999,321	$54,131	2.71%	$1,629,936	$38,365	2.35%
Nontaxable(1)	439,894	17,873	4.06	617,267	30,305	4.91
Total securities	2,439,215	72,004	2.95	2,247,203	68,670	3.06
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	197,562	3,698	1.87	136,555	1,547	1.13
Federal funds sold	430	—	—	5,932	42	0.71
Loans:(2)
Commercial and commercial real estate(1)	5,401,683	289,379	5.36	4,256,158	211,316	4.96
Residential mortgage	692,310	32,047	4.63	655,515	30,242	4.61
Agricultural and agricultural real estate(1)	549,346	28,331	5.16	498,032	23,651	4.75
Consumer	496,900	37,250	7.50	437,356	35,194	8.05
Fees on loans		9,339	—		8,135	—
Less: allowance for loan losses	(59,340)	—	—	(54,837)	—	—
Net loans	7,080,899	396,346	5.60	5,792,224	308,538	5.33
Total earning assets	9,718,106	472,048	4.86%	8,181,914	378,797	4.63%
Nonearning Assets	1,054,191			827,711
Total Assets	$10,772,297			$9,009,625
Interest Bearing Liabilities(3)
Savings	$4,779,977	$25,123	0.53%	$4,044,032	$11,107	0.27%
Time, $100,000 and over	499,409	4,789	0.96	377,090	3,016	0.80
Other time deposits	559,360	5,755	1.03	525,165	4,156	0.79
Short-term borrowings	142,295	1,696	1.19	190,040	678	0.36
Other borrowings	272,545	14,503	5.32	290,398	14,393	4.96
Total interest bearing liabilities	6,253,586	51,866	0.83%	5,426,725	33,350	0.61%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,265,532			2,643,945
Accrued interest and other liabilities	75,224			66,248
Total noninterest bearing liabilities	3,340,756			2,710,193
Stockholders' Equity	1,177,955			872,707
Total Liabilities and Stockholders' Equity	$10,772,297			$9,009,625
Net interest income, fully tax-equivalent (non-GAAP)(1)		$420,182			$345,447
Net interest spread(1)			4.03%			4.02%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(4)			4.32%			4.22%
Interest bearing liabilities to earning assets	64.35%			66.33%
Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(4)
Net interest income, fully tax-equivalent (non-GAAP)		$420,182			$345,447
Adjustments for tax-equivalent interest(1)		(6,228)			(15,139)
Net interest income (GAAP)		$413,954			$330,308

Average earning assets	$9,718,106			$8,181,914
Annualized net interest margin (GAAP)			4.26%			4.04%
Annualized net interest margin, fully tax-equivalent (non-GAAP)			4.32%			4.22%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.
(4) Net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Total Assets
Citywide Banks	$2,307,284	$2,300,018	$2,295,261	$2,299,818	$2,289,956
New Mexico Bank & Trust	1,492,555	1,465,020	1,466,311	1,416,788	1,453,534
Dubuque Bank and Trust Company	1,480,914	1,523,447	1,500,108	1,490,100	1,443,419
Wisconsin Bank & Trust	1,114,352	1,051,160	1,034,075	1,017,053	1,079,222
First Bank & Trust	1,109,929	1,112,464	1,123,559	—	—
Premier Valley Bank	849,696	851,358	846,215	805,014	925,078
Illinois Bank & Trust	804,907	795,132	815,905	751,371	783,127
Minnesota Bank & Trust	666,564	649,179	660,469	631,852	210,157
Arizona Bank & Trust	658,714	650,032	653,596	633,474	602,182
Morrill & Janes Bank and Trust Company	571,012	592,786	602,630	648,568	654,871
Rocky Mountain Bank	490,453	492,063	504,243	490,917	487,136
Total Deposits
Citywide Banks	$1,848,373	$1,905,830	$1,867,626	$1,914,726	$1,895,540
New Mexico Bank & Trust	1,307,464	1,267,844	1,242,673	1,202,051	1,229,324
Dubuque Bank and Trust Company	1,214,541	1,217,976	1,136,431	1,193,271	1,084,415
Wisconsin Bank & Trust	927,821	891,167	874,035	835,919	890,835
First Bank & Trust	861,629	875,170	887,181	—	—
Premier Valley Bank	639,194	706,125	696,460	660,070	705,142
Illinois Bank & Trust	715,482	726,790	753,022	674,391	692,227
Minnesota Bank & Trust	560,399	544,513	561,257	533,893	178,036
Arizona Bank & Trust	574,762	550,530	558,895	567,515	522,490
Morrill & Janes Bank and Trust Company	489,471	511,154	498,798	558,174	563,638
Rocky Mountain Bank	424,700	429,167	443,359	429,000	424,487
Net Income (Loss)
Citywide Banks	$7,005	$7,762	$7,018	$5,463	$1,069
New Mexico Bank & Trust	6,007	7,104	7,043	6,444	2,954
Dubuque Bank and Trust Company	6,002	4,458	4,426	3,214	9,027
Wisconsin Bank & Trust	3,229	3,735	2,470	2,617	2,210
First Bank & Trust	3,334	3,932	1,925	—	—
Premier Valley Bank	2,930	3,006	2,664	2,373	1,508
Illinois Bank & Trust	2,180	2,419	2,421	2,712	794
Minnesota Bank & Trust	1,038	2,167	581	762	106
Arizona Bank & Trust	1,951	2,660	3,623	2,104	(103)
Morrill & Janes Bank and Trust Company	324	165	961	1,186	650
Rocky Mountain Bank	1,230	1,210	1,185	1,172	1,769